Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Support Agreement”) is being delivered on July 28, 2026 by the person or persons named on the signature pages hereto (collectively, the “Holder”), as the holder of Synlogic Shares (as defined below) of Synlogic, Inc., a Delaware corporation (“Synlogic”), to Caldera Therapeutics, Inc., a Delaware corporation (“Caldera”) and to Synlogic.

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), as amended from time to time, dated as of July 28, 2026, by and among Synlogic, Caldera, Sonic Holdco, Inc., a Delaware corporation (“Parent”), Sonic Merger Sub, Inc., a Delaware corporation (“Synlogic Merger Sub”), and Yellowstone Merger Sub, Inc., a Delaware corporation (“Caldera Merger Sub”). All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

As of the date hereof, the Holder is the record (as defined in Rule 12g5-1 promulgated under the Exchange Act) or beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Synlogic Common Stock, Synlogic Options and Synlogic Warrants and other securities convertible into, or exercisable or exchangeable for, shares of Synlogic Common Stock, as set forth on Exhibit A hereto (collectively, the “Synlogic Shares”).

As a condition and inducement to Caldera’s and Synlogic’s willingness to enter into the Merger Agreement, the Holder has agreed to enter into this Support Agreement.

1. Agreement to Vote. From the date hereof until the Termination Date (as defined below), the Holder agrees to vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, and shall not enter into any agreement or otherwise give instructions to any person to vote in any manner inconsistent with this Support Agreement, at every meeting of the Synlogic stockholders (or any class or series of stockholders, as applicable) convened in connection with the matters related to the Merger Agreement, and at every adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of Synlogic, all Synlogic Shares it beneficially owns and is entitled to vote at such meeting:

(a) in favor of (i) the adoption and approval of the Merger Agreement and the terms thereof, including the Contemplated Transactions and the other actions contemplated by the Merger Agreement, (ii) the Synlogic Merger, (iii) all of the Synlogic Stockholder Matters, and (iv) each of the items recommended by the Synlogic Board set forth in the Synlogic Proxy Statement in connection with the Synlogic Stockholder Meeting; and

(b) against (i) any Acquisition Proposal, Acquisition Transaction or any other action that would reasonably be expected to interfere with, delay, impede, postpone, discourage or adversely affect the consummation of the Contemplated Transactions, and (ii) against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of Synlogic in the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”).

Nothing in this Support Agreement shall require the Holder to vote in any manner, or deliver a written consent, with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement in a manner that (1) decreases the Synlogic Exchange Ratio or changes the form or reduces the amount of the consideration payable to shareholders of Synlogic in the Contemplated Transactions; (2) increases the Caldera Exchange Ratio or changes the form or increases the amount of the consideration payable to shareholders of Caldera in the Contemplated Transactions, (3) is material and adverse to the Holder, or (4) imposes any restrictions or any additional conditions on the consummation of the Contemplated Transactions.

For the avoidance of doubt, other than with respect to the Supported Matters, the Holder does not have any obligation to vote, or deliver a written consent with respect to, the Synlogic Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Holder shall be entitled to vote, or deliver a written consent with respect to, as applicable, the Synlogic Shares in its sole discretion.

From the date hereof until the Termination Date, in the event of (i) a stock split, stock dividend or distribution, or any change in the capital stock of Synlogic by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like or (ii) the acquisition of sole or shared voting power by the Holder of additional shares of capital stock or other equity securities of Synlogic, whether by the exercise of Synlogic Options, Synlogic Warrants or otherwise, including, without limitation, by gift or succession, then the term “Synlogic Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, and such Synlogic Shares shall be subject to the terms and conditions of this Support Agreement to the same extent as if they constituted Synlogic Shares as of the date of the execution of this Support Agreement, without the need for any further action by the parties (including, for the avoidance of doubt, with respect to Exhibit A).

2. Attendance at Synlogic Stockholder Meeting. The Holder agrees to be present (in person or by proxy) at the Synlogic Stockholder Meeting and at any adjournment or postponement thereof for purposes of determining the presence of a quorum and to vote (or cause to be voted) all Synlogic Shares beneficially owned by the Holder entitled to vote at such meeting in accordance with Section 1.

3. No Transfer. From the date hereof until the Termination Date, the Holder agrees not to, directly or indirectly, sell, transfer, pledge, encumber (other than liens arising under or imposed by applicable law or pursuant to this Support Agreement, the Merger Agreement or the transactions contemplated hereby or thereby), assign, gift or otherwise dispose of (collectively, a “Transfer”) or enter into any contract, option or other arrangement or understanding with respect to any Transfer of, any of the Synlogic Shares. Any Transfer or purported Transfer of Synlogic Shares in breach or violation of this Support Agreement shall be void and of no force or effect. Notwithstanding the foregoing, the restrictions set forth in this Section 3 shall not apply to: (a) Transfers by gift to members of the Holder’s immediate family or to a trust, the beneficiary of which is a member of the Holder’s immediate family, an affiliate of such Person or to a charitable organization; (b) Transfers by virtue of laws of descent and distribution upon death of the individual; (c) Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement; (d) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the immediate family of the Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (e) Transfers to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust; (f) Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (g) the settlement, exercise, termination or vesting of any Synlogic Options or Synlogic Warrants, including in order to (i) pay the exercise price thereof or (ii) satisfy taxes applicable thereto; and (h) Transfers to any Affiliate, equityholder, partner or member of such Holder; provided, however, that, to the fullest extent permitted by applicable Law, for any permitted Transfers pursuant to clauses (a) to (h) (other than clause (g)), the Synlogic Shares so Transferred shall continue to be subject to the provisions of this Support Agreement and, as a condition precedent to any such Transfer, these permitted transferees must enter into a written agreement, in substantially the form of this Support Agreement, agreeing to be bound by the restrictions in this Section 3 and shall have the same rights and benefits under this Support Agreement.

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to Caldera and Synlogic as follows:

(a) the Holder has full power and authority (or legal capacity, if the Holder is a natural person) to execute and deliver this Support Agreement and to perform the Holder’s obligations hereunder;

(b) this Support Agreement has been duly executed and delivered by the Holder, and, assuming this Support Agreement constitutes a valid and binding obligation of Caldera and Synlogic, constitutes a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and the Holder understands that each of Caldera and Synlogic is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Support Agreement;

(c) the Holder is the record or beneficial owner of the Synlogic Shares and does not beneficially own any securities of Synlogic other than the shares of Synlogic Common Stock and rights to purchase or otherwise acquire shares of Synlogic Common Stock set forth in Exhibit A;

(d) the execution and delivery of this Support Agreement by the Holder will not (i) result in a violation or breach of any agreement to which the Holder is a party, (ii) violate any Law or order applicable to the Holder or (iii) if Holder is an entity, violate any constituent or organizational document, except in each case as would not prevent or materially delay the Holder from performing its obligations hereunder;

(e) as of the date of this Support Agreement, there is no proceeding pending or, to the knowledge of the Holder, threatened against the Holder or any of the Holder’s properties or assets (whether tangible or intangible) that would reasonably be expected to prevent or materially impair the ability of the Holder to perform the Holder’s obligations hereunder;

(f) (i) the Holder does not have any agreement, arrangement, or understanding, whether written or oral, formal or informal, with any other holder of Synlogic Common Stock to act together for the purpose of acquiring, holding, voting, or disposing of shares of Synlogic Common Stock, nor does the Holder otherwise act in concert with any other holder of Synlogic Common Stock in connection with the exercise of any rights or powers arising from the ownership of Synlogic Common Stock and (ii) without limiting the generality of the foregoing, the Holder is not a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with any other holder of any equity securities of Synlogic for the purpose of acquiring, holding, voting, or disposing of equity securities of Synlogic; and

(g) the Holder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment and allocation of the consideration to be paid to the stockholders of Synlogic, and this Agreement with counsel of the Holder’s own choosing. The Holder has had an opportunity to review with its own tax advisors the tax consequences of the Mergers and the Contemplated Transactions. The Holder understands that it must rely solely on its advisors and not on any statements or representations made by Caldera or Synlogic, or any of their respective agents or representatives. The Holder understands that the Holder (and not Caldera, Synlogic or Parent) shall be responsible for the Holder’s tax liability that may arise as a result of the Synlogic Merger or the transactions contemplated by the Merger Agreement. The Holder understands and acknowledges that Caldera, Synlogic, Parent, Caldera Merger Sub and Synlogic Merger Sub are entering into the Merger Agreement in reliance upon the Holder’s execution, delivery and performance of this Agreement.

5. No Impact on Directors’ or Officers’ Duties. Notwithstanding any provision of this Support Agreement to the contrary, the parties acknowledge that (a) the Holder is entering into this Support Agreement solely in the Holder’s capacity as a record or beneficial owner of Synlogic Common Stock and not in such Holder’s capacity as a director, officer or employee of Synlogic or in the Holder’s capacity as a trustee or fiduciary of any Synlogic Equity Plans and (b) nothing in this Support Agreement is intended to limit or restrict the Holder, or a designee of the Holder, who is a director or officer of Synlogic from taking any action or inaction or voting in favor in the Holder’s sole discretion on any matter in his or her capacity as a director of Synlogic or in the Holder’s capacity as a trustee or fiduciary of any Synlogic Equity Plans (if applicable), or fulfilling the obligations of such office, and none of such actions in such capacity shall be deemed to constitute a breach of this Support Agreement.

6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email (assuming no “Bounce-Back” message is received) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

(a)	if to Caldera, to:

Caldera Therapeutics, Inc.

300 Technology Square, 8th Floor

Cambridge, MA 02139

Attn: [***]

Email: [***]

with a copy to (which shall not constitute notice):

Fenwick& West LLP

One Front Street, 33rd Floor

San Francisco, CA 94111

Attention: [***]

Email: [***]

(b)	if to Synlogic, to:

Synlogic, Inc.

PO Box 30

Winchester, MA

Attn: [***]

Email: [***]

with a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, NY 10022

Attention: [***]; [***]

Email: [***]; [***]

(c)	if to the Holder, at the e-mail address on the signature page hereto.

7. Termination. This Support Agreement shall automatically terminate upon the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated, (b) such date and time as there is any amendment of any term or provision of the Merger Agreement that (i) decreases the Synlogic Exchange Ratio or changes the form or reduces the amount of the consideration payable to shareholders of Synlogic in the Contemplated Transactions or (ii) increases the Caldera Exchange Ratio or changes the form or increases the amount of the consideration payable to shareholders of Caldera in the Contemplated Transactions, (c) the Outside Date, as such Outside Date may be extended for up to thirty (30) days as the Parties may agree pursuant to Section 10.1(b) of the Merger Agreement, (d) the Synlogic Effective Time and (e) such date and time as a written agreement executed by the parties hereto to terminate this Support Agreement is effective (such date, the “Termination Date”).

8. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Support Agreement and continuing until the Termination Date, in furtherance of this Support Agreement, the Holder hereby authorizes Synlogic or its counsel to notify Synlogic’s transfer agent that there is a stop transfer order with respect to all of the Synlogic Shares (and that this Support Agreement places limits on the voting and transfer of such Synlogic Shares).

9. Irrevocable Proxy. By execution of this Agreement, the Holder does hereby appoint Synlogic and any of its designees with full power of substitution and resubstitution, as the Holder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Holder’s rights with respect to the Synlogic Shares, to vote and exercise all voting and related rights, including the right to sign the Holder’s name (solely in its capacity as a stockholder) to any stockholder consent, if the Holder fails to vote his, her or its Synlogic Shares, or otherwise fails to perform or comply with such Stockholder’s obligations under this Agreement, solely with respect to the matters set forth in Section 1(a) hereof by 5:00 p.m. (Eastern Time) on the day immediately preceding the meeting date (or date upon which written consents are requested to be submitted), provided the Holder has received information regarding the meeting or request for written consent at least five (5) Business Days before such shareholder meeting or any consent solicitation or other vote taken of Synlogic’s stockholders. The Holder intends this proxy to be irrevocable and coupled with an interest hereunder until the Termination Date, hereby revokes (or agrees to cause to be revoked) any proxy previously granted by the Holder with respect to the Synlogic Shares and represents that none of such previously-granted proxies are irrevocable. The Holder hereby affirms that the proxy set forth in this Section 9 is given in connection with, and granted in consideration of, and as an inducement to Caldera, Synlogic, Parent, Caldera Merger Sub and Synlogic Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Holder under Section 1. The irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of the Holder and the obligations of the Holder shall be binding on the Holder’s heirs, personal representatives, successors, transferees and assigns. The Holder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Synlogic Shares with respect to the matters set forth in Section 1 until after the Termination Date. With respect to any Synlogic Shares that are owned beneficially by the Holder but are not held of record by the Holder (other than shares beneficially owned by the Holder that are held in the name of a bank, broker or nominee), the Holder shall take all action necessary to cause the record holder of such Synlogic Shares to grant the irrevocable proxy and take all other actions provided for in this Section 9 with respect to such Synlogic Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Termination Date.

10. Waiver of Appraisal Rights. The Holder hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable Law, including Section 262 of Delaware Law, in connection with the Synlogic Merger.

11. No Legal Actions. The Holder will not in its capacity as a stockholder of Synlogic bring, commence, institute, maintain, prosecute or voluntarily aid any Legal Proceeding which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Holder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement and the Contemplated Transactions by the Synlogic Board, constitutes a breach of any fiduciary duty of the Synlogic Board or any member thereof.

12. Entire Agreement. This Support Agreement constitutes the entire agreement, and supersedes all prior agreements and understanding, both written and oral, among the parties hereto with respect to the subject matter hereof and is fully binding on the parties hereto.

13. Counterparts. This Support Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Any such counterpart, to the extent delivered by DocuSign or AdobeSign, or ..pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

14. Assignment. Neither this Support Agreement nor any of the rights, interests or obligations under this Support Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, the terms of this Support Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

15. Amendment. This Support Agreement may not be amended or modified except in writing signed by each of the parties hereto.

16. Governing Law; Jurisdiction; Waiver of Jury Trial. This Support Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Support Agreement or any of the Contemplated Transactions, each of the parties: irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this paragraph, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with the subsequent paragraph of this Agreement and (f) irrevocably and unconditionally waives the right to trial by jury.

17. Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Support Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Support Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

18. Expenses. All fees, costs and expenses incurred in connection with this Support Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

19. Non-Recourse. This Support Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Support Agreement, or the negotiation, execution or performance of this Support Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any director, officer, employee, incorporator, manager, member, direct or indirect general or limited partner, direct or indirect stockholder, direct or indirect equityholder, direct or indirect controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing, shall have any liability to the Holder, Caldera or Synlogic for any obligations or liabilities of any party under this Support Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

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The parties hereto have executed this Support Agreement as of the date first set forth above.

HOLDER:

By:
Name:
Title:

E-mail:

Agreed to and Acknowledged as of the date first set forth above:

CALDERA:

CALDERA THERAPEUTICS, INC.

By:
Name:
Title:

SYNLOGIC:

SYNLOGIC, INC.

By:
Name:
Title:

Signature Page to Stockholder Support Agreement

Exhibit A

Synlogic Shares

Holder	Synlogic Common Stock	Synlogic Options	Synlogic Warrants

Exhibit A